UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TXO Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	32-0368858
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

400 W. 7th Street, Fort Worth, TX	76102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Units representing limited partner interests	NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

This registration statement on Form 8-A (this “Form 8-A”) is being filed by TXO Partners, L.P. (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) in connection with the dual listing of its common units representing limited partner interests (the “Common Units”) with NYSE Texas, Inc. (the “NYSE Texas”) under the trading symbol “TXO.” The Common Units are currently listed on the New York Stock Exchange under the symbol “TXO.”

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Units, as may be amended from time to time, contained in Exhibit 4.1, Description of Common Units, which was originally filed with the Commission on March 31, 2023, and incorporated by reference into the Registrant’s most recent Annual Report on Form 10-K, to which this Form 8-A relates, is incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE Texas, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TXO Partners, L.P.

	By:	TXO Partners, GP,
Its general partner

Date: May 22, 2025	By:	/s/ Brent W. Clum
Brent W. Clum
Co-Chief Executive Officer and Chief Financial Officer